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                  AGREEMENT RE JOINT FILING



     Each of the undersigned hereby agrees, as required pursuant to Rule 13d-1(f)(1)(iii) under the Securities and Exchange Act of 1934, that this
Schedule 13D is to be filed on behalf of each such party.



                                          THE ANSCHUTZ CORPORATION


                                           By: /s/ Philip F. Anschutz
                                               .........................
                                               Philip F. Anschutz, President


                                           ANSCHUTZ COMPANY


                                           By: /s/ Philip F. Anschutz
                                               ..........................
                                               Philip F. Anschutz, President


                                           By: /s/ Philip F. Anschutz
                                               ..........................
                                               Philip F. Anschutz, President